EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.


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                     [On Shumaker Williams, P.C. Letterhead]





                                                                  June 29, 2001





Joseph J. Earyes, Executive Vice President
    and Chief Executive Officer
FIDELITY D & D BANCORP, INC.
Blakely and Drinker Streets
Dunmore, PA 18512

                           Re:      FIDELITY D & D BANCORP, INC.
                                    Registration Statement on Form S-8
                                    Our File No. 1026-00

Dear Mr. Earyes:

     We have acted as Special Corporate Counsel to Fidelity D & D Bancorp, Inc., a Pennsylvania corporation (the "Corporation") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 50,000 shares of its common stock issuable upon the exercise of options granted pursuant to the Corporation's 2000 Stock Incentive Plan and 50,000 shares of its common stock issuable upon the exercise of options granted pursuant to the Corporation's 2000 Independent Directors Stock Option Plan (collectively, the "Plans").

     In connection with the foregoing, we have examined, among other things, the Plans, the Registration Statement, Board of Directors resolutions authorizing the Plans and the preparation and filing of the Registration Statement, the Corporation's 2001 Proxy Statement, regarding proposal of the Plans, the Corporation's Certificate of Judges of Election indicating shareholder approval of the Plans, and originals or copies, satisfactory to us, of all such corporate records and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.


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Joseph J. Earyes, Executive Vice President
    and Chief Executive Officer
FIDELITY D & D BANCORP, INC.
June 29, 2001
Page 2

     On the basis of the foregoing and in reliance thereon, we are of the opinion that the Corporation's common stock, without par value, and of original issuance, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be legally and validly issued, fully paid, and non-assessable.

     In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the Plans, a sufficient number of authorized shares available for issue.

     We consent to the use of this opinion as an exhibit to the Corporation's Registration Statement on Form S-8, filed by the Corporation with the Securities and Exchange Commission, relating to the Plans. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                        Very truly yours,

                                        SHUMAKER WILLIAMS, P.C.

                                        By: /s/NICHOLAS BYBEL, JR.
                                            -------------------------
                                            Nicholas Bybel, Jr.






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